# Employment Agreement

This AGREEMENT, entered into this seventh day of March, 2015, between Vodka Brands Corp, a Pennsylvania Corporation (the "Company"), and Mark T. Lucero (the "Employee"),

WITNESSETH THAT:

WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the employment of the Employee by the Company; the Employee's employment is terminated in accordance with paragraph 8 below (the "Employment Period").

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth

below, it is hereby covenanted and agreed by the Company and the Employee as follows:

1. Position; Employment Period

The Company hereby employs the Employee as its Chief Executive Officer, and the Employee hereby agrees to serve in such capacity, for the period beginning April 1, 2015, and ending on the date on which

2. Performance of Duties

The Employee agrees that during the Employment Period he shall perform his duties faithfully and efficiently subject to the direction of the Board of Directors of the Company; provided that the foregoing shall not limit or prevent the Employee from serving on the board of directors of charitable organizations or other business corporations. The Employee shall not be assigned duties and responsibilities that are not generally within the scope and character associated or required of other employees of similar rank and position.

3. Compensation

(a) Subject to the following provisions of this Agreement, during the Employment Period the Employee shall be compensated for his services as follows:

(b) He shall receive an annual salary, payable in monthly installments, in an amount which shall initially be thirty six thousand (36,000) shares of common stock per annum considered to have a nominal value of thirty cents per share, subject to such increases as may from time to time be determined by the Board of Directors of the Company.

(c) He shall be entitled to vacations of not less than four weeks per year.

6. Consultant shall notify the Company in writing of infringements or imitations by others of the Company's brands, marketing strategies, or intellectual property of which it becomes aware while providing the Services.

7. Consultant shall at all times be an independent contractor under this agreement, and not a co-venturer, agent, employee, or representative of the Company, and no act, action, or omission to act by the Consultant shall in any way obligate or be binding upon the Company or its principals. Consultant covenants and agrees that it shall not represent to any third party that Consultant is a stockholder, director, officer, agent, employee, or representatives of the Company.

8. Consultant agrees that he shall treat the Company's information including marketing strategies as confidential and not use or disclose to others during or subsequent to the term of this contract any information regarding the Company's business, marketing plans, programs, processes, systems, products, costs, operations or customers which may come within the knowledge of or may be developed by Consultant.

9. Consultant acknowledges that product samples and marketing materials, drawings, specifications, data, memoranda, calculations, notes and other materials or copies thereof made available to Consultant by the Company or generated by Consultant using the Company's information shall remain the sole and exclusive property of the Company and will be returned to the Company within 72 hours of the completion or termination of the Services, or when requested by the Company.

10. This agreement shall be deemed made in and shall be construed in accordance with the laws of the State of Pennsylvania. If any part of this agreement shall be invalid or unenforceable, it shall not affect the validity of the balance of this agreement.

11. In the event of a breach by Consultant of any of the provisions of this Agreement, or in the event of unreasonably slow progress, inattention, incompetency, or carelessness in the performance of the Services the Company shall have the right to terminate this contract immediately.

12. This agreement may not be modified orally and shall not be binding or effective unless and until it signed by the parties hereto.

13. Consultant shall not assign, subcontract or delegate this contract, in whole or in part, without the prior written consent of the Company and any such assignment or delegation without the Company's consent shall be void. Consultant shall not be relieved of any of his obligations under this Contract notwithstanding any such written consent by the Company.

14. The Company may at any time by written notice terminate this Contract or suspend, delay or interrupt all or any part of the Services hereunder. If the Company terminates

for any reason other than breach by Consultant, the Company will pay Consultant for all Services rendered up to the date of termination.

15. This Contract is the final, complete and exclusive statement of the agreement between Consultant and the Company. No terms, conditions, understandings, usages of the trade, courses of dealing or agreements purporting to modify, vary, explain or supplement this Contract shall be binding unless and until hereafter made in writing and signed by Consultant and the Company. Consultant shall comply with all applicable laws, rules and regulations relating to the Work.

IN WITNESS WHEREOF, the parties hereto have entered into this agreement the day and year first above written.

Vodka Brands Corp

By: Mark Lucero

Mark Lucero, Chief Executive Officer

By: ______ April 28, 2015

Anthony Kim, Consultant